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                                                                    EXHIBIT 4(g)

                               OPTION AGREEMENT

     THIS AGREEMENT, dated as of February 26, 1998, is entered into between Material Sciences Corporation, a Delaware corporation (the "Company"), and Stern
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Stewart & Co., a partnership resident in New York (the "Partnership").
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     The Company, in consideration of consulting services provided by the
Partnership to the Company, pursuant to a letter agreement dated November 6, 1997 between the Partnership and the Company, wishes to grant a stock option for the purchase of Common Stock of the Company, par value $.02 per share (the "Common Stock"), to the Partnership, on the terms and conditions contained in
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this Agreement.

     Accordingly, in consideration of the premises and the agreements set forth herein, the parties hereto hereby agree as follows:

     1.   Grant of Option.  The Company, effective as of the date of this
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Agreement, pursuant to resolutions adopted by the Board of Directors of the
Company (the "Board"), hereby grants to the Partnership, the right and option
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(the "Option") to purchase all or any part of an aggregate of _______________
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shares of Common Stock (the "Shares") at the price of $_________ per share (as
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adjusted from time to time, the "Option Price"), on the terms and conditions set
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forth in this Agreement.

     2.   Vesting and Term of Option.
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          a.   The Option may not be exercised, in whole or in part, prior to
February 28, 2000 (the "Initial Exercise Date").  The Option may be exercised,
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in whole or in part, at any time or from time to time, on or after the Initial
Exercise Date and on or before the close of business on February 26, 2003 (the "Expiration Date").
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          b.   Notwithstanding the vesting provision contained in Section 2(a)
above, but subject to the other terms and conditions set forth herein, the Option may be exercised, in whole or in part, at any time or from time to time, following the occurrence of a Change of Control (as hereinafter defined). In addition, at any time following a Change of Control, the Partnership may, in lieu of exercising the Option, elect to receive from the Company, within 5 business days after receipt of written notice of such election, $135,000 in cash consideration for the cancellation of the Option (or such pro rata portion of $135,000 if this election is made with respect to fewer than all of the Shares underlying the Option).

          c.   For the purpose of this Agreement, a "Change of Control" shall
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mean:

               i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership
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(within the meaning of Rule 13d-3 promulgated under
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the Exchange Act) of 50% or more of either (A) the then outstanding shares of
Common Stock (the "Outstanding Company Common Stock") or (B) the combined voting
                   --------------------------------
power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting
                                             --------------------------
Securities");
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               ii)  individuals who, as of the date hereof, constitute the Board
(the "Incumbent Board") cease for any reason to constitute at least a majority
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of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of Person other than the Board;

               iii) the Chief Executive Officer of the Company on the date hereof is no longer the Chief Executive Officer of the Company;

               iv) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such
            --------------------
Business Combination, all or substantially all of the individuals and entities who were the beneficial owners, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% in the aggregate of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election or directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

               v) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

     3.   Method of Exercising Options
          ----------------------------

          a. Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice of exercise delivered to the Secretary of the Company pursuant to Section 7 hereof; provided, however, that no fractional shares may be purchased hereunder at any time, and the Company shall not be obligated to make any payment in lieu of fractional shares. The date of delivery of such notice in accordance with the terms hereof shall be deemed to be the exercise date of the Option. Such notice shall state the election to exercise the Option, the number of Shares as to which the Option is being exercised and the manner of payment and shall be signed

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by the Partnership. The notice shall be accompanied by payment in full of the
Option Price for all Shares designated in the notice.

          b. Payment of the exercise price shall be made to the Company by delivery of a check payable to the Company or cash in United States currency. In the alternative, the Partnership may elect, in the written notice of exercise of the Option, to pay the Option Price in Shares otherwise issuable upon the exercise of the Option, in which case the number of Shares to be delivered to the Partnership upon exercise of the Option shall be reduced by the number of Shares having an aggregate Current Market Price (as hereinafter defined) equal to the aggregate Option Price of the number of Shares as to which the Option is being exercised. For the purposes of this paragraph, the "Current Market Price" shall mean the average of the closing price per share of Common Stock on the principal trading market for the Common Stock on the five business days immediately preceding the date of exercise.

     4.   Adjustments.  In the event of a reorganization, recapitalization,
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stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other changes in the corporate structure or stock of the Company, the Board shall make such adjustments as are appropriate in the number and kind of shares covered by the Option and in the Option Price in order to appropriately reflect such event.

     5.   Registration.  The Company agrees to use reasonable best efforts such
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that, (i) not later than the Initial Exercise Date and (ii) promptly following a Change of Control, the Shares then subject to the Option shall be registered for resale on Form S-8 or such other appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), so as to permit the resale of such
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Shares, without restriction, under the Securities Act by the Partnership;
provided that, other than upon a Change of Control, the Company shall not be required to file a registration statement or take any other action pursuant to this Section 5 prior to January 1, 2000; provided further that the Company shall not be required to file a registration statement pursuant to this Section 5 if Rule 144 or a successor rule under the Securities Act is available so as to permit immediate resale of such Shares after the Initial Exercise Date or a Change of Control, as applicable. The Partnership shall deliver to the Company such information and take such actions as the Company may reasonably request for the purposes of completing any action to be taken pursuant to this Section 5 or as is necessary to comply with applicable rules of the Securities Act.

     6.   General.
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          a.   Neither the Partnership nor the Partnership's successors or assigns shall have any of the rights and privileges of a stockholder of the Company with respect to the Shares of Common Stock subject to the Option unless and until certificates for such Shares shall have been issued upon exercise of the Option.

          b.   The Option shall not be transferable by the Partnership.

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          c.   The Company shall at all times prior to the Expiration Date reserve and keep available such number of authorized shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.

          d. This Agreement shall be governed by and construed under the internal laws of the State of Illinois, without giving effect to the conflicts of laws principles thereof.

          e. The Partnership may not sell, transfer or dispose of any Shares (except pursuant to an effective registration statement under the Securities
Act), without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company), that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such transfer.

          f. As a condition precedent to the exercise of this Option, the Partnership shall, if requested by the Company, pay to the Company, in addition to the Option Price, such amount of cash as the Company may be required, under applicable federal, state or local law or regulations, to withhold and pay over as income or other withholding taxes.

          g. This Option is subject to the condition that if at any time the Board or a committee thereof shall determine, in its discretion, that the listing of the shares subject hereto on any securities exchange, or the registration or qualification of such shares under any federal or state law, or the consent or approval of any regulatory body, shall be necessary or desirable as a condition of, or in connection with, the granting of this Option or the purchase or delivery of shares hereunder, this Option may not be exercised, in whole or in part, and the Shares hereunder may not be delivered, as the case may be, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board or a committee thereof. The Company agrees to use reasonable best efforts to cause such listing, registration, qualification, consent or approval to be effected in a timely manner.

     7.   Notices.  All notices or other communications required or permitted to
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be given hereunder shall be in writing and shall be delivered by hand, or sent by telecopy, or sent, postage prepaid, by United States registered, certified or express mail, or reputable overnight courier service, and shall be deemed given, if delivered by hand or sent by telecopy, when so delivered or so sent, or, if sent by mail or by overnight courier service when received by the addressee, as follows:

          a.   If to the Company:

               Material Sciences Corporation
               2200 East Pratt Blvd.
               Elk Grove Village, IL 60007
               Attention:  Chief Financial Officer

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          b.   If to the Partnership:

               Stern Stewart & Co., a partnership
               1345 Avenue of the Americas
               New York, New York  10105
               Attention:  Chief Financial Officer

Either party hereto may change the address or facsimile number to which notices and other communications are to be delivered or sent by giving the other party prior written notice in the manner set forth herein.

                           *     *     *     *     *
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     IN WITNESS WHEREOF, the Company and the Partnership have executed this
Agreement as of the day and year first above written.

                                    MATERIAL SCIENCES CORPORATION

                                    By:____________________________

                                    Its:___________________________



                                    STERN STEWART & CO.

                                    By:____________________________

                                    Its:___________________________